SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES AND EXCHANGE ACT of 1934

May 31, 2004
Date of Report
(Date of earliest event reported)

G REIT, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-50261	52-2362509

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

ITEM 2.            ACQUISITION OR DISPOSITION OF ASSETS.

Comerica Building and Golden Eagle Plaza — San Diego, California

On June 14, 2004, G REIT, Inc. (the “Company”) through its wholly-owned subsidiary, GREIT— 525 and 600 B Street, LP, a Virginia limited partnership, purchased the Comerica Building and Golden Eagle Plaza in San Diego, California from an unaffiliated third party. The purchase price for the properties was $173,500,000. The Company financed the purchase with a mortgage loan from HSH Nordbank in the amount of $126,000,000. The Company paid an acquisition fee to Triple Net Properties Realty, Inc. (“Realty”), an affiliate of the Company’s advisor, of $2,603,000, or 1.5% of the purchase price.

The Comerica Building and Golden Eagle Plaza are Class A multi-tenant office properties located in downtown San Diego. Each property occupies an entire city block and is convenient to Interstate 5 and the San Diego airport.

The Comerica Building is a 338,000 square foot 24-story building completed in 1974 and renovated in 1996. The property is 99% leased with 49% leased by the City of San Diego. Ten leases totaling 8.7% of the property’s gross leaseable area expire during the next twelve months.

Golden Eagle Plaza is a 424,000 square foot 22-story building completed in 1969. The property is 93% leased with 29%, 20% and 17% leased by Golden Eagle Insurance Corporation, Elsevier and the General Services Administration (Navy Human Resource Center), respectively. Two leases totaling 1% of the property’s gross leaseable area expire during the next twelve months.

The Company does not anticipate making any significant repairs or improvements to the Comerica Building or Golden Eagle Plaza over the next few years. A Phase I environmental assessment completed in connection with the purchase of the properties found no hazardous conditions. For federal income tax purposes, the depreciable basis for the properties is $147,500,000.

The Company has retained Realty to manage the properties for a property management fee equal to 5% of the gross income of the properties in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

Following the purchase of the Comerica Building and Golden Eagle Plaza, the Company has approximately $40,000,000 available for potential property purchases.

ITEM 5.            OTHER EVENTS

On May 31, 2004, the Company refinanced five of its properties with loans through LaSalle Bank National Association in the following amounts:

•	Atrium Building	$ 3,520,000

•	Gemini Plaza	10,300,000

•	824 Market Street	18,750,000

•	Public Ledger Building	25,000,000

•	Brunswig Square	15,830,000

Each of the loans bears interest at a fixed rate of 5.2% per annum. The Company is required to make monthly principal and interest payments on a 30-year amortization schedule until the due date of June 1, 2011. In connection with the refinancings, the Company paid down its line of credit with LaSalle in the amount of $48,094,000.

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ITEM 7.            FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Financial Statements

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.

Exhibits
10.01	Agreement For the Purchase and Sale of Property dated as of April 27, 2004 by and between 400 West Broadway, LLC and Triple Net Properties, LLC.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, INC.
Date: June 21, 2004	By:	/s/ ANTHONY W. THOMPSON
Anthony W. Thompson
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibits
10.01	Agreement For the Purchase and Sale of Property dated as of April 27, 2004 by and between 400 West Broadway, LLC and Triple Net Properties, LLC.

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